Registration No.

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     MODINE MANUFACTURING COMPANY
          --------------------------------------------------
          (Exact name of issuer as specified in its charter)


          Wisconsin                                    39-0482000
---------------------------------                ---------------------
(State of other jurisdiction of                   (IRS Employer
incorporation or organization)                    Identification No.)


          1500 DeKoven Avenue, Racine, Wisconsin   53403-2552
          ---------------------------------------------------
          (Address of Principal Executive Offices) (Zip Code)


          Modine Manufacturing Company 2000 Stock Option Plan
          ---------------------------------------------------
                      for Non-Employee Directors
                      --------------------------
                       (Full title of the plan)


W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, Wisconsin 53403
----------------------------------------------------------------------
                (Name and address of agent for service)

                            (262) 636-1200
     ----------------------------------------------------------------
     (Telephone number, including area code, of agent for service)

                    Calculation of Registration Fee
----------------------------------------------------------------------------
                                   Proposed      Proposed
 Title of                          Maximum       Maximum
Securities           Amount        Offering     Aggregate       Amount of
  to be              to be        Price Per      Offering      Registration
Registered         Registered       Share         Price            Fee
----------         ----------     ---------    ------------    -------------

Common Stock        500,000
$0.625 par value    shares        $27.0625*    $13,531,250*    $3,572.25

* The "Proposed Maximum Offering Price Per Share" and "Proposed Maximum Aggregate Offering Price" are based upon $27.0625 per share, the closing price at which such stock was sold on June 20, 2000.

              An Exhibit Index appears at Page 9 herein.

                                PART I

                              THE COMPANY

     Modine Manufacturing Company, a Wisconsin corporation, maintains its principal offices at 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, telephone no. (262) 636-1200.

          MODINE MANUFACTURING COMPANY 2000 STOCK OPTION PLAN
                      FOR NON-EMPLOYEE DIRECTORS

     This registration statement pertains to 500,000 shares of the Common stock, $0.625 par value, of Modine Manufacturing Company pursuant to the Modine Manufacturing Company 2000 Stock Option Plan for Non-Employee Directors (the "Plan"). The Plan was approved by the Board of Directors of Modine Manufacturing Company (the "Company") on May 17, 2000, effective July 1, 2000.

     Directors of the Company who are not employees are eligible to participate in the 2000 Stock Option Plan for Non-Employee Directors which is authorized to grant non-qualified stock options through June 30, 2010 on up to 500,000 shares of the Company's common stock. These options are granted at 100% of the fair market value on the date of the grant and will expire no later than ten (10) years after the date they are granted and will terminate no later than three (3) years after termination of director status for any reason other than death. Within thirty (30) days after election or re-election to the Board, each Director so elected or re-elected is automatically granted an option for that number of shares equal to the multiple of 6,000 and the number of years in the term to which such Director has been so elected or re-elected. In addition, there is a one-time immediate option grant to directors elected or re-elected in 1999 of 2,000 shares and elected or re-elected in 1998 of 1,000 shares. The Plan may be administered by a committee of two or more Directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board or any such committee shall have no authority to administer the Plan with respect to the selection of participants under the Plan or the timing, pricing, or amounts of any grants.

     This Registration Statement applies to newly issued shares and treasury Common Shares of the Company registered for purchase under the Plan. Purchases by the Plan of Common Stock may be from the Company or from the open market.

     Documents containing the information specified in Part I of Form S-8 will be sent or given to participants eligible to participate in the Plan by the Company as specified by Rule 428(b)(1), 17 C.F.R.
230.428(b)(1).

                                PART II

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, are hereby incorporated by reference from the date of filing of such documents:

     1.   The Company's 1999-2000 Annual Report on Form 10-K; and

     2. The Company's Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Certain provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), provide that the Company will indemnify the directors and officers of the Company and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the WBCL. The Company's By-laws also provide that the Company will indemnify its directors and officers, and they indemnify any person serving as a director or officer of another business entity at the Company's request, to the extent permitted by the WBCL.

     It is the public policy of the State of Wisconsin, expressed in
Section 180.0859 of the WBCL, to require or permit indemnification and allowance of expenses for any liability incurred in connection with a proceeding involving federal or state statutory or administrative regulation of the offer, sale of purchase of securities, provided the applicable requirements for indemnification and allowance of expenses are satisfied.

     The Company has purchased liability insurance policies which indemnify the Company's directors and officers against loss arising from claims by reason of their legal liability for acts of such directors or officers, subject to limitations and conditions as set forth in the policies.


Item 8.   Exhibits.
          --------

   4(a)       Rights Agreement dated as of October 16,
              1986 between the Registrant and First
              Chicago Trust Company of New York (Rights
              Agent) (filed by reference to the
              Registrant's Annual Report on Form 10-K
              for the fiscal year ended March 31, 1997).

   4(b)(i)    Rights Agreement Amendment No. 1 dated
              as of January 18, 1995 between the
              Registrant and First Chicago Trust Company of New York (Rights Agent) (filed by reference to the Registrant's Annual
              Report on Form 10-K for the fiscal year
              ended March 31, 2000).

   4(b)(ii)   Rights Agreement Amendment No. 2 dated
              as of January 18, 1995 between the
              Registrant and First Chicago Trust Company of New York (Rights Agent) (filed by reference to the Registrant's Annual
              Report on Form 10-K for the fiscal year
              ended March 31, 2000).

   4(b)(iii)  Rights Agreement Amendment No. 3 dated
              as of October 15, 1996 between the
              Registrant and First Chicago Trust Company of New York (Rights Agent) (filed by reference to the exhibit contained within the Registrant's Quarterly Report on Form
              10-Q dated December 26, 1996).

   4(b)(iv) Rights Agreement Amendment No. 4 dated as of November 10, 1997 between the Registrant and Norwest Bank Minnesota, N.A., (Rights
              Agent) (filed by reference to the exhibit contained within the Registrant's Quarterly
              Report on Form 10-Q dated December 26, 1997).

              Note:  The amount of long-term debt
              ----
              authorized under any instrument defining the rights of holders of long-term debt of the Registrant, other than as noted above, does not exceed ten percent of the total assets of the Registrant and its subsidiaries on a consolidated basis.
              Therefore, no such instruments are
              required to be filed as exhibits to this Form. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

  *5(a)       Opinion regarding legality of original
              issuance securities provided by von
              Briesen, Purtell & Roper, S.C.

  15          Not Applicable.

 *23(a)       Consent of Independent Accountants,
              provided by PricewaterhouseCoopers LLP

 *23(b)       Consent of Counsel (included in
              Exhibit 5(a)).

  24          Not Applicable.

 *99          Official text of the Modine Manufacturing
              Company 2000 Stock Option Plan for
              Non-Employee Directors.


* Filed herewith

Item 9.   Undertakings.
          ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  to include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 21st day of June, 2000.



                              MODINE MANUFACTURING COMPANY


                              By: D. R. JOHNSON
                                 -----------------------------------
                                   D. R. Johnson, President and
                                     Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


R. T. SAVAGE                                      June 21, 2000
-------------------------------------             -------------
R. T. Savage, Chairman and Director                    Date


D. R. JOHNSON                                     June 21, 2000
-------------------------------------             -------------
D. R. Johnson, President, Chief                        Date
  Executive Officer and Director


A. D. REID                                        June 21, 2000
-------------------------------------             -------------
A. D. Reid, Vice President, Finance                    Date
  and Chief Financial Officer


W. E. PAVLICK                                     June 21, 2000
-------------------------------------             -------------
W. E. Pavlick, Senior Vice President,                  Date
  General Counsel and Secretary


R. J. DOYLE                                       June 21, 2000
-------------------------------------             -------------
R. J. Doyle, Director                                  Date

F. P. INCROPERA                                   June 21, 2000
-------------------------------------             -------------
F. P. Incropera, Director                              Date


F. W. JONES                                       June 21, 2000
-------------------------------------             -------------
F. W. Jones, Director                                  Date



D. J. KUESTER                                     June 21, 2000
-------------------------------------             -------------
D. J. Kuester, Director                                Date



G. L. NEALE                                       June 21, 2000
-------------------------------------             -------------
G. L. Neale, Director                                  Date



M. C. WILLIAMS                                    June 21, 2000
-------------------------------------             -------------
M. C. Williams, Director                               Date



M. T. YONKER                                      June 21, 2000
-------------------------------------             -------------
M. T. Yonker, Director                                 Date

                             EXHIBIT INDEX

                                                                 Sequential
Description                                                        Page No.
-----------                                                      ----------

   4(a)        Rights Agreement dated as of October 16,
               1986 between the Registrant and First
               Chicago Trust Company of New York (Rights
               Agent) (filed by reference to the
               Registrant's Annual Report on Form 10-K
               for the fiscal year ended March 31, 1997).

   4(b)(i) Rights Agreement Amendment No. 1 dated as of January 18, 1995 between the Registrant and First Chicago Trust Company of New
               York (Rights Agent) (filed by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000).

   4(b)(ii)    Rights Agreement Amendment No. 2 dated as of
               January 18, 1995 between the Registrant and
               First Chicago Trust Company of New York
               (Rights Agent) (filed by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000).

   4(b)(iii)   Rights Agreement Amendment No. 3 dated as of
               October 15, 1996 between the Registrant and
               First Chicago Trust Company of New York
               (Rights Agent) (filed by reference to the exhibit contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1996).

   4(b)(iv)    Rights Agreement Amendment No. 4 dated as of
               November 10, 1997 between the Registrant and
               Norwest Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit contained within the Registrant's Quarterly Report on Form 10-Q dated December 26, 1997).

               Note:  The amount of long-term debt authorized
               ----
               under any instrument defining the rights of holders of long-term debt of the Registrant, other than as noted above, does not exceed ten percent of the total assets of the Registrant and its subsidiaries on a consolidated basis. Therefore, no such instruments are required to be filed as exhibits to this Form. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

  *5(a)        Opinion regarding legality of original
               issuance securities provided by von
               Briesen, Purtell & Roper, S.C.                        11

                                                                 Sequential
Description                                                        Page No.
-----------                                                      ----------

  15           Not Applicable.

 *23(a)        Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP                12

 *23(b)        Consent of Counsel, incorporated by
               reference to Exhibit 5(a)                             11

  24           Not Applicable.

 *99           Official text of the Modine Manufacturing
               Company 2000 Stock Option Plan for Non-
               Employee Directors                                    13


* Filed herewith